UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2024

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida		33021
(Address of Principal Executive Offices)			(Zip Code)

(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, Dickerson Wright entered into an employment agreement governing his service as the Executive Chairman of NV5 Global, Inc. (the "NV5 Global" or "Company") effective March 1, 2024 for a term of two years with automatic renewal terms extended on an "at-will" basis. The employment agreement contains terms and provisions substantially consistent with Mr. Wright's existing employment agreement regarding service as the Company's Chief Executive Officer and Chairman, with a reduction in Mr. Wright’s annual salary severance benefits in the case of termination without Cause or resignation for Good Reason (including in the case of a Change of Control) from the greater of three years or the term remaining in respect of his previous five year employment agreement to the term remaining in respect of his new two year employment agreement plus an additional one year of annual salary, a shortening of automatic renewal terms to one year rather than two years, an increase in annual base salary to $800,000 and the minimum annual increase in his base pay was increased to 7%. In addition, customary notice, non-disparagement, whistleblower protection, incentive compensation clawback, confidentiality and cooperation provisions were included in his new employment agreement, together with a modification to the non-solicitation obligations applicable during the one year period following any termination of his employment applying such obligations to those clients as to which Mr. Wright supervised contact or service during the term of his employment.

On March 1, 2024, Alexander Hockman entered into an employment agreement governing his service as the Co-Chief Executive Officer of the Company effective March 1, 2024 for a term of two years with automatic renewal terms extended on an "at-will" basis. The employment agreement contains terms and provisions substantially consistent with Mr. Hockman’s existing employment agreement regarding service as the Company’s Chief Operating Officer and President and includes an increase in annual base salary to $500,000 and awards of 5,000 shares of restricted stock in fiscal year 2024 and 5,000 shares of restricted stock in 2025.

On March 1, 2024, Benjamin Heraud entered into an employment agreement governing his service as the Company's Co-Chief Executive Officer effective March 1, 2024 for a term of two years (the "Initial Term") with automatic renewal terms extended on an "at-will" basis. Mr. Heraud's employment agreement provides an annual base salary of $450,000 and awards of 7,000 shares of restricted stock in fiscal year 2024 and 7,000 shares of restricted stock in 2025, and he is eligible to participate in the Company's discretionary performance bonus plan under the Company's 2023 Equity Incentive Plan. In addition, Mr. Heraud is entitled to receive reimbursement of all reasonable and necessary expenses incurred in connection with the Company's business. In the event Mr. Heraud is terminated without Cause, the Company is obligated to pay Mr. Heraud severance equal to his then-current base salary for the period equal to the remainder of the Initial Term, during which time Mr. Heraud will remain obligated under the non-competition provisions of the employment agreement. Mr. Heraud and the Company are also parties to a standard indemnification agreement regarding his service as an officer of the Company. In the event of a Change in Control (as defined below), during the term of Mr. Heraud's employment following which Mr. Heraud's employment is terminated prior to one year after the date of the Change in Control, the Company is obligated to pay him a single lump sum payment, within 30 days of the termination of employment, equal to Mr. Heraud's annual base salary for one year, plus his accrued performance bonus. Further, if a Change in Control occurs during the Initial Term of employment , then his equity awards, if any, shall immediately vest, notwithstanding any other provision in such an equity award agreement to the contrary.

A "Change in Control" means (1) approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or (2) the acquisition in a transaction or series of related transactions (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisition by (a) the Company or its Subsidiaries, (b) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of Controlling Interest or (c) any employee benefit plan of the Company or its Subsidiaries.

On March 1, 2024, Richard Tong, the Company’s Executive Vice President and General Counsel, Edward Codispoti, the Company’s Chief Financial Officer, and MaryJo OBrien, the Company's Chief Administrative Officer, each entered into amendments to their existing employment agreements providing that any equity awards held by such executive officer shall immediately vest in the event such executive officer is terminated without Cause, notwithstanding any provisions of any equity award agreement to the contrary.

The foregoing is a summary of the material provisions of the relevant employment agreements. This summary is qualified in its entirety by reference to the form of such agreements, which are filed as exhibits hereto and incorporated by reference in their entirety herein..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of March 1, 2024 between NV5, Inc. and Alexander Hockman
10.2	Employment Agreement dated as of March 1, 2024 between NV5 Consultants, Inc. and Benjamin Heraud
10.3	Second Amendment to Employment Agreement, dated as of March 1, 2024, between NV5 Holdings, Inc. and Edward Codispoti.
10.4	Third Amendment to Employment Agreement, dated as of March 1, 2024, between NV5 Holdings, Inc. and Richard Tong
10.5	Third Amendment to Employment Agreement, dated as of March 1, 2024, between NV5 Holdings, Inc. and MaryJo OBrien
10.6	Employment Agreement dated as of March 1, 2024 between NV5 Holdings, Inc. and Dickerson Wright

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2024

NV5 GLOBAL, INC.

By:	/s/ Richard Tong
Name: Title:	Richard Tong Executive Vice President and General Counsel